Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

TEAM, INC. ANNOUNCES STRATEGIC ORGANIZATIONAL STRUCTURE TO ACCELERATE GLOBAL GROWTH

New leadership and operating structure designed to grow revenue, enhance client value, simplify core operations, and accelerate TEAM’s innovative solutions

SUGAR LAND, TX – Jan. 14, 2021 – Team, Inc. (“TEAM”) (NYSE: TISI), a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions, today announced a strategic reorganization to better position the company for the recovery, continue sector diversification, and enhance client value.

TEAM’s new streamlined structure supports the company’s global operations with greater management focus on further improving operational and financial performance through these new operating groups:

•The Inspection & Heat Treating (IHT) group, which includes the IHT segment, is dedicated to growing its stable nested footprint as regulatory compliance requirements increase, expanding turnaround activity, and diversifying its end markets globally, such as through increased investment in the Aerospace business line.

•The Mechanical & Onstream Services (MOS) group, which includes the Mechanical Services segment, continues to target turnarounds and capital projects, and improve performance, efficiency, and longevity of aging critical assets. MOS is primed to grow with the industry recovery led by the high demand of maintenance and call-out work.

•The Asset Integrity & Digital (AID) group, which includes the Quest Integrity segment and its technology-enabled advanced inspection and engineering assessment solutions. AID will focus on expanding mechanical and pipeline integrity, risk-based inspection, remote visual inspection, and digital platform. AID will also optimize the company’s research and development activities, including product and technology development. TEAM believes it is well positioned to provide innovative solutions to the company’s clients supporting the energy transition.

These groups and a new leadership structure will serve as the foundation for TEAM’s operating organizational structure. The company’s three reportable segments will continue as Inspection and Heat Treating, Mechanical Services, and Quest Integrity.

“We have been on a multi-year journey to transform our organization through the global OneTEAM integration and transformation program,” said Amerino Gatti, TEAM’s Chairman and Chief Executive Officer. “TEAM has matured significantly as a company over the past three years – having reduced costs by more than $85 million on a permanent, annualized basis – and made extensive investments in technology as well as targeted end-market diversification, operational execution, and disciplined cost management. We improved our client collaboration with the successful deployment of an enterprise account management model that resulted in increased cross-selling across segments.

“Our OneTEAM transformation has positioned the company for this new structure, allowing us to leverage the core strengths of our three segments and drive growth across both domestic and international operations. In addition to expanding our service offerings and responsiveness, we will build on our scale, agility, and efficiency to prioritize innovative high value solutions through our Asset Integrity & Digital group,” added Mr. Gatti.

To enable further growth within its segments, TEAM also announced that it has expanded the account management function to better align global enterprise management sales teams and service offerings with client needs. The new organizational structure positions the company to grow sales across segments, share collective insights and subject matter expertise, deliver stronger service quality, and increase overall profitability.

The company also announced the following executive leadership appointments, each of whom will report directly to Mr. Gatti:

•Keith Tucker – President, Inspection & Heat Treating. Mr. Tucker will oversee the management and growth of the IHT group. Keith joined TEAM in 2005 and has 32 years of industry experience, including prior positions at Citgo and BP Amoco. Mr. Tucker began his career as an inspector and most recently held the position of TEAM’s Executive Vice President - North Division. During his tenure at TEAM, he has been instrumental in identifying several acquisitions, including Quest Integrity.

•Chad Murray – President, Mechanical & Onstream Services. Mr. Murray will oversee the management and growth of the MOS group. Chad has worked for TEAM and/or TEAM acquired companies for over 22 years and most recently served as TEAM’s Executive Vice President - Texas Gulf Division. Mr. Murray has over 25 years of industry experience, having begun his career in upstream oil and gas at Baker Hughes INTEQ before joining CooperHeat-MQS, which was acquired by TEAM in 2004, and then joined Furmanite, which was acquired by TEAM in 2016. Mr. Murray has a Bachelor of Science in Management from Louisiana Tech University.

•Robert Young – President, Asset Integrity & Digital. Mr. Young will oversee the management and growth of the new Asset Integrity & Digital group, including Quest Integrity. Robert joined TEAM in January 2018 and has over 26 years of industry experience, including positions at TD Williamson and Applus+RTD, where he served as President – US Operations. In his most recent role as TEAM’s Executive Vice President ‑ Product & Service Lines, he helped obtain new patents and patent‑pending products. Mr. Young has a Bachelor of Science in Marine Science from Texas A&M University.

Mr. Gatti, continued, “Keith, Chad and Robert are proven leaders who consistently raise the bar on client service, innovation and business results. They have each been instrumental in TEAM’s success and have demonstrated strong leadership within our organization. I am always pleased to promote from within and congratulate them on their well-deserved promotions. With approximately 80 years of combined industry experience, we are fortunate to have such a strong and experienced team of leaders to move TEAM forward.”

As a result of the organizational restructuring, Jeff Ott, President - Product & Services Lines, and Grant Roscoe, President - Operations, have agreed to serve as advisors during the transition. Mr. Ott and Mr. Roscoe will remain with the company through June 30, 2021 and March 15, 2021, respectively.

“I would also like to thank Jeff and Grant for their dedication and service to TEAM – their contributions were many and invaluable. I truly appreciate their commitment and continued support as we transition to the new organizational structure,” Mr. Gatti concluded.

About Team, Inc.

Headquartered in Sugar Land, Texas, Team Inc. (NYSE: TISI) is a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability and operational efficiency for our client’s most critical assets. Through locations in more than 20 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Forward-Looking Statements
Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including projected cost savings, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Kevin Smith
Senior Director, Investor Relations
(281) 388-5551

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